Exhibit 10.5

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of April 30 2018 (the “Effective Date”), by and among KLX Inc., a Delaware Corporation (“Assignor”), KLX Energy Services LLC, a Delaware limited liability company (“Assignee”), and Gary J. Roberts (“Employee”). Assignor, Assignee and Employee are each individually referred to herein as a “Party,” and collectively referred to as the “Parties.”

RECITALS

WHEREAS, Assignor currently owns all of the outstanding equity interests of Assignee;

WHEREAS, in connection with the proposed sale of all of the outstanding equity interests of Assignee held by Assignor (the “Transaction”), Assignor and Employee desire to assign to Assignee, and Assignee desires to assume, all of Assignor’s rights and obligations under (i) that certain Employment Agreement, effective as of February 25, 2015, by and between Assignor and Employee (the “Employment Agreement”), (ii) that certain KLX 2015 Proprietary Rights Agreement, dated as of February 25, 2015, by and between Assignor and Employee (the “Proprietary Rights Agreement”), and (iii) that certain Standard Member Restrictive Covenant Agreement, dated as of April 7, 2014, by and between BEA Logistics Services LLC (a predecessor entity of Assignee) and Employee (the “Restrictive Covenant Agreement,” and, together with the Employment Agreement and the Proprietary Rights Agreement, collectively, the “Assigned Agreements”); and

WHEREAS, pursuant to Section 19 of the Employment Agreement, Section 15 of the Proprietary Rights Agreement and Section 2.7 of the Restrictive Covenants Agreement, Assignor may assign its rights and obligations under the Assigned Agreements.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I

ASSIGNMENT AND ASSUMPTION

1.1                               Assignor hereby assigns, transfers and sets over to Assignee, and Assignee hereby assumes, all of Assignor’s right, title, interest, powers, privileges, remedies, duties, liabilities and obligations under the Assigned Agreements, effective as of the Effective Date. As of the Effective Date, (a) Assignee shall become entitled to all of such right, title, interest, powers, privileges and remedies of Assignor and subject to all of such duties, liabilities and obligations of Assignor, in each case, as if Assignee were the original party to the Assigned Agreements instead of Assignor, and (b) Assignor shall have no further obligation or liability under the Assigned Agreements whatsoever;

provided that Assignor shall remain a third-party beneficiary of, and retain the right to enforce, all of the non-competition, non-solicitation, non-disclosure and other restrictive covenant provisions contained in the Assigned Agreements.

1.2                               Employee hereby consents to the assignment and assumption of the Assigned Agreements in the manner contemplated in Section 1.1 hereof.

1.3                               The Parties acknowledge and agree that, upon and following the consummation of the Transaction, (a) all of the references in the Employment Agreement to “President of the Company” or “President of KLX” shall be deemed to refer to the Board of Managers of Assignee (or such senior officer of Assignee as may be duly designated from time to time by the Board of Managers of Assignee), and (b) all references in the Employment Agreement to the “Compensation Committee” or “Board of Directors” of Assignor shall be deemed to refer to the equivalent body of Assignee, or if none, the Board of Managers of Assignee.

ARTICLE II

MISCELLANEOUS

2.1                              This Agreement shall be governed by and construed and interpreted in accordance with the substantive laws of the State of Delaware, without regard to conflicts of law provisions.

2.2                              This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original and any or all of which shall constitute one and the same agreement.

2.3                              This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof. This Agreement shall not be altered, amended, modified or otherwise changed by any oral communications of any kind or character, or by any written communication, unless signed by a duly authorized representative of each of the Parties.

IN WITNESS WHEREOF, the Parties have caused the Agreement to be duly executed as of the date first written above.

KLX INC

By:	/s/ Thomas P. McCaffrey

Name:	Thomas P. McCaffrey

Title:	President and COO

KLX ENERGY SERVICES LLC

By:	/s/ Thomas P. McCaffrey

Name:	Thomas P. McCaffrey

Title:	President

EMPLOYEE

/s/ Gary Roberts

Gary Roberts